UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Digital Ally, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee: (Check the appropriate box):

☒ No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

DIGITAL ALLY, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held in person on December 7, 2022

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report to Stockholders are available at https://www.viewproxy.com/dgly/2022.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before November 27, 2022 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE IN PERSON ANNUAL MEETING AND VOTE DURING THE MEETING.

To the Stockholders of DIGITAL ALLY, INC.

Notice is hereby given that the Annual Meeting of Stockholders of DIGITAL ALLY, INC. (the "Company") will be held on December 7, 2022 at 11:15 a.m. Eastern Time for the following purposes:

1. Election of Directors of the Company:
   (1) Stanton E. Ross (2) Leroy C. Richie (3) Daniel F. Hutchins (4) Michael J. Caulfield.
2. FOR the approval of the 2022 Digital Ally, Inc. Stock Option and Restricted Stock Plan.
3. FOR the approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 110,000,000 shares to 210,000,000 shares, of which 200,000,000 shares shall be classified as common stock.
4. FOR the approval of a proposal to authorize the Board of Directors, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation, to effect a reverse stock split of our issued and outstanding common stock at a ratio to be determined by the Board of Directors, ranging from one-for-five to one-for-twenty, with such reverse stock split to be effected at such time and date, if at all, as determined by the Board of Directors in its sole discretion, but no later than December 31, 2023, when the authority granted in this proposal to implement the Reverse Stock Split would terminate.
5. FOR the approval on an advisory, non-binding basis, of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the accompanying proxy statement.
6. FOR ratification of the appointment of RBSM LLP as our independent registered public accounting firm.

The Board of Directors recommends that you vote as follows: "FOR" the election of the four nominees to the Board of Directors; "FOR" Proposals 2, 3, 4, 5, and 6.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Material for this Annual Meeting and future meetings may be requested by one of the following methods:

INTERNET — To view your proxy materials online, go to https://www.viewproxy.com/dgly/2022. Have the 11 digit control number available when you access the website and follow the instructions.

TELEPHONE — If requesting your proxy materials by phone, call **1-877-777-2857 TOLL FREE**. Have the 11 digit control number available when you call.

E-MAIL — requests@viewproxy.com

* If requesting your proxy materials by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

CONTROL NUMBER

DIGITAL ALLY, INC.

The following proxy materials are available to you to review at: https://www.viewproxy.com/dgly/2022

Proxy Statement
2021 Annual Report to Stockholders

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a paper copy of the proxy materials.

You May Vote Your Proxy When You View The Material On The Internet.

You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call **1-877-777-2857**

or

By logging onto https://www.viewproxy.com/dgly/2022

or

By e-mail at: requests@viewproxy.com

Please include the company name and your control number in the subject line.